                                                                    EXHIBIT 99.1


[THE HARTFORD LOGO]                     NEWS RELEASE
                                           Hartford Plaza . Hartford, CT 06115
Date:          January 25, 2001
For Release:   Upon Receipt

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
                                                                                          Investors
Contact:       Joyce Willis                      Cynthia Michener                         Stuart Carlisle
               860/547-4951                      860/547-5624                             860/547-8418
               jwillis@thehartford.com    cynthia.michener@thehartford.com          stuart.carlisle@thehartford.com
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              THE HARTFORD'S FOURTH QUARTER CORE EPS UP 10 PERCENT;
            COMPANY PLANS ACQUISITION OF FORTIS U.S. LIFE OPERATIONS
  Transaction Advances Growth Strategy for Individual Life, Investment Products

HARTFORD, CONN. - The Hartford Financial Services Group, Inc. (NYSE: HIG) today reported core earnings of $1.09 per diluted share for the fourth quarter of 2000, a 10 percent increase over the same period in 1999, reflecting continued strong performance by the company's life operations, as well as improved commercial and personal lines results.

        The company today also announced that it has agreed to acquire the individual life insurance, annuity and mutual fund businesses of Fortis, Inc. (operating as Fortis Financial Group) for $1.12 billion in cash.

        As of September 30, 2000, Fortis Financial Group has approximately $11 billion of assets under management, including $4 billion of mutual fund assets. Through the first nine months of 2000, the operating earnings of Fortis Financial Group were approximately $60 million.

        "We have again achieved our financial objectives of delivering double-digit core earnings growth while exceeding our ROE target," said The Hartford's Chairman and CEO Ramani Ayer. "Our agreement to purchase the domestic life operations of Fortis will further advance our strategy of growing our life and asset accumulation businesses to take advantage of demographic trends.

        "The diversity of our operations has enabled us to meet our growth targets while generating long-term value for our shareholders," Ayer continued. "Adding the Fortis businesses to our life operations will exploit our strengths in asset accumulation, product manufacturing and distribution."

                                   -- more --

The Hartford Reports Earnings, Fortis Acquisition/2


        The Hartford's core earnings for the fourth quarter of 2000 were $252 million, or $1.09 per diluted share, up 14 percent from $221 million, or $0.99 per diluted share, for the fourth quarter of 1999, reflecting solid performance in the life operations, along with stronger commercial lines and personal lines results. Core earnings exclude net realized capital gains and losses (after-tax) and certain non-recurring items.

        After-tax catastrophe losses were $9 million in the fourth quarter, compared to $21 million in the comparable quarter of 1999.

        The Hartford's net income increased 22 percent to $273 million in the fourth quarter, compared with $223 million for the fourth quarter of 1999. Fourth quarter net income of $1.18 per diluted share was an 18 percent increase over the $1.00 per diluted share for the same period in 1999. Fourth quarter net income results include a $69 million (after-tax) gain resulting from the sale of the company's Netherlands-based Zwolsche Algemeene NV subsidiary, which was partially offset by net realized investment losses of $48 million (after-tax).

        Revenues were $3.9 billion for the fourth quarter of 2000, up 13 percent from $3.4 billion in the same period a year ago. The revenue increase was due to continued growth in group benefits, and other investment products, along with strong premium growth in personal and small commercial insurance, as well as the hardening of prices in other commercial businesses and reinsurance. Also contributing to the increase were higher net realized capital gains, primarily the result of the aforementioned sale of Zwolsche.

LIFE OPERATIONS

           The Hartford's life operations reported core earnings of $156 million for the fourth quarter, a 22 percent increase from $128 million for the same period last year, driven primarily by 22 percent earnings growth in investment products.

                                   -- more --

The Hartford Reports Earnings, Fortis Acquisition/3

        Total investment products sales and deposits increased 20 percent to $5.6 billion in the fourth quarter, compared with $4.7 billion in the fourth quarter of 1999. Contributing to the solid growth were a 16 percent increase in retail mutual fund sales to $1.3 billion; significant growth in governmental sales, which includes a $1.0 billion sale of a defined contribution program to the state of California; and 44 percent growth in the company's institutional liabilities business.

        Individual annuity sales declined 17 percent to $2.3 billion, reflecting the effects of the volatile equity market and declining interest rates during the fourth quarter. Variable annuity sales were $2.1 billion and fixed annuity sales were $219 million.

        Earnings for group benefits increased 23 percent to $27 million in the fourth quarter, as ongoing fully insured premiums rose 7 percent to $501 million and profit margins were very strong. Individual life earnings increased 10 percent to $22 million for the fourth quarter, as variable life account values increased 14 percent and variable life insurance in force rose 40 percent from year-end 1999. Individual life sales increased 23 percent during the quarter to $70 million from the fourth quarter of 1999, pushing full-year sales up 20 percent to $200 million.

PROPERTY-CASUALTY OPERATIONS

        Core earnings for the property-casualty operations were $115 million in the fourth quarter, compared with $116 million for the fourth quarter of 1999. Improving operating trends, including price increases in commercial and personal lines, along with lower catastrophe losses, had a favorable earnings impact. This was offset by a decline in the company's reinsurance results.

        Net written premiums for the quarter were $1.7 billion, a 4 percent increase from the same period last year. Premiums grew 20 percent in the select customer operation of small commercial, and 7 percent in the middle market, where price increases continue to hold and retention rates are improving. Written premiums for personal auto and homeowners insurance sold to members of AARP and other affinity groups increased 6 percent.

                                   -- more --

The Hartford Reports Earnings, Fortis Acquisition/4


FULL-YEAR RESULTS

        For the year ended December 31, 2000, The Hartford's core earnings were $962 million, or $4.29 per diluted share, up 17 percent on a per-share basis from $837 million, or $3.68 per diluted share, a year ago. The company's 2000 results include favorable federal and state tax settlements of $32 million (after-tax), or $0.12 per diluted share, at its Hartford Life subsidiary. Excluding these items, core earnings per share grew 13 percent in 2000.

        "These results reflect another year of solid performance for The Hartford," said Ayer, "even after excluding last year's favorable tax settlements. I remain comfortable with our goals to grow earnings in the low double-digits and generate ROEs within our targeted range of 13 percent to 15 percent."

        Catastrophe losses for 2000 were $89 million (after-tax) compared with $131 million (after-tax) for 1999.

        Net income for the full year was up 15 percent on a per-share basis to $974 million, or $4.34 per diluted share, compared with $862 million, or $3.79 per diluted share, in the comparable 1999 period.

        Revenues for 2000 totaled $14.7 billion, up 9 percent from $13.5 billion for the same period last year. The Hartford's total assets under management, which include $11.4 billion in mutual fund assets, increased 6 percent to $183.0 billion, as of December 31, 2000.

        The company's book value, excluding unrealized gains and losses, increased 18 percent to $30.79 per share as of December 31, 2000, compared with $26.08 per share as of December 31, 1999.

FORTIS ACQUISITION

        Hartford Chairman Ramani Ayer said the Fortis transaction is expected to be completed in the second quarter of 2001.

        "The ongoing consolidation in the mutual fund and life insurance industries has made scale a critical factor in sustaining market leadership," said Ayer. "By adding Fortis' businesses to our portfolio, we have demonstrated our desire and ability to be a consolidator. The acquired businesses will add significant scale to our individual life business and enhance our leadership position in variable annuities."

                                   -- more --

The Hartford Reports Earnings, Fortis Acquisition/5

        "This transaction will significantly expand the core businesses of Hartford Life," said Lon Smith, vice chairman of The Hartford and president and CEO of Hartford Life. "It will propel us to the third-largest writer of variable life insurance in the U.S., and increase assets under management in our fast-growing mutual fund business by more than 30 percent. We believe the Fortis acquisition will position our company for an enhanced level of growth and profitability, providing us with critical mass in variable life, an expanded distribution network and an enhanced product portfolio."

        According to Thomas Marra, Hartford Life's chief operating officer, the acquisition of Fortis enhances the company's goal of broadening its reach in the emerging affluent market with the addition of Fortis' network of approximately 3,000 producers. "This acquisition reinforces our leadership position in providing a full range of financial products and services through banks, broker-dealers and independent financial planners."

        The acquisition will be financed by a combination of debt and equity and is expected to be accretive to earnings in 2002.

CONCLUSION

        "The consistent organic growth in our life operations, coupled with the improving fundamentals in our property casualty operations, as well as the expected financial and strategic benefits of the Fortis acquisition, leave me very optimistic about the long-term prospects of The Hartford," said Ayer.

        An audio broadcast with The Hartford's management will be available to analysts and other interested parties on Friday, January 26, at 10 a.m. The call can be accessed by dialing 800-667-8709 (international: 706-645-9638), Conference ID# 875671; or via The Hartford's web site at www.thehartford.com. A replay of the call will be available through Monday, January 29, at 10 a.m. at 800-642-1687 (international: 706-645-9291).

        More detailed financial information can be found in The Hartford's Investor Financial Supplement available on the company's web site.

                                    -- more -

The Hartford Reports Earnings, Fortis Acquisition/6

        The Hartford is one of the nation's largest insurance and financial services companies. The company is a leading provider of investment products, life insurance and employee benefits; automobile and homeowners products; commercial property and casualty insurance; and reinsurance.

-------------------------------------------------------------------------------

A registration statement relating to securities of The Hartford has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Certain statements made in this release should be considered forward looking information as defined in the Private Securities Litigation Reform Act of 1995. The Hartford cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including the company's annual report and other documents filed by The Hartford with the Securities and Exchange Commission. These uncertainties include the possibility of less favorable conditions than anticipated for the financing of the Fortis transaction, less success in integrating the Fortis operations than anticipated, general economic and business conditions that are less favorable than anticipated, as well as changes in interest rates or the stock markets, stronger than anticipated competitive activity, unfavorable legislative developments and more frequent or severe natural catastrophes than anticipated.



                                      # # #



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                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                         CONSOLIDATED FINANCIAL RESULTS




                                                                                          FOURTH QUARTER ENDED
                                                                                              DECEMBER 31,
                                                                          -----------------------------------------------------
                                                                                2000               1999            CHANGE
                                                                          -----------------   ---------------  ----------------
HIGHLIGHTS            Net income                                             $   273            $   223              22%
                      Core earnings                                          $   252            $   221              14%
                      Total revenues                                         $ 3,899            $ 3,436              13%
                      Total assets
                      Total assets under management [1]

-------------------------------------------------------------------------------------------------------------------------------

PER SHARE             Basic earnings per share
AND SHARES DATA            Net income                                        $  1.21            $  1.01              20%
                           Core earnings                                     $  1.12            $  1.00              12%
                      Diluted earnings per share
                           Net income                                        $  1.18            $  1.00              18%
                           Core earnings                                     $  1.09            $  0.99              10%
                      Weighted average common shares outstanding               225.7              220.4              5.3
                      Weighted average common shares outstanding
                           and dilutive potential common shares                231.0              222.3              8.7
                      Common shares outstanding
                      Book value (including unrealized)
                      Book value (excluding unrealized)

-------------------------------------------------------------------------------------------------------------------------------

                      [1]  Includes mutual fund assets.
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                                                                                               YEAR ENDED
                                                                                              DECEMBER 31,
                                                                           ----------------------------------------------------
                                                                                 2000               1999             CHANGE
                                                                           -----------------   ----------------   -------------
HIGHLIGHTS            Net income                                              $     974           $     862           13%
                      Core earnings                                           $     962           $     837           15%
                      Total revenues                                          $  14,703           $  13,528            9%
                      Total assets                                            $ 171,532           $ 167,051            3%
                      Total assets under management [1]                       $ 182,964           $ 173,425            6%

-------------------------------------------------------------------------------------------------------------------------------

PER SHARE             Basic earnings per share

AND SHARES DATA            Net income                                         $    4.42           $    3.83           15%
                           Core earnings                                      $    4.36           $    3.72           17%
                      Diluted earnings per share
                           Net income                                         $    4.34           $    3.79           15%
                           Core earnings                                      $    4.29           $    3.68           17%
                      Weighted average common shares outstanding                  220.6               224.9          (4.3)
                      Weighted average common shares outstanding
                           and dilutive potential common shares                   224.4               227.5          (3.1)
                      Common shares outstanding                                   226.3               217.2           9.1
                      Book value (including unrealized)                       $   32.98           $   25.17           31%
                      Book value (excluding unrealized)                       $   30.79           $   26.08           18%

-------------------------------------------------------------------------------------------------------------------------------

                      [1]  Includes mutual fund assets.
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



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                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                              EARNINGS AND REVENUES



                                                                                      FOURTH QUARTER ENDED
                                                                                          DECEMBER 31,
                                                                        -------------------------------------------------
                                                                             2000              1999            CHANGE
                                                                        ---------------    --------------   -------------
CORE EARNINGS        Worldwide Life                                              $ 156             $ 128             22%

                     Worldwide Property & Casualty [1]                             115               116            (1%)

                     Corporate                                                    (19)              (23)             17%
                     ---------------------------------------------------------------------------------------------------------
                          CORE EARNINGS                                            252               221             14%


                     Net realized capital gains, after-tax                          21                 2            NM
                     ---------------------------------------------------------------------------------------------------------
                          NET INCOME                                              $273              $223             22%

------------------------------------------------------------------------------------------------------------------------------
NET INCOME           Worldwide Life                                              $ 127             $ 128            (1%)

                     Worldwide Property & Casualty [1]                             165               118             40%


                     Corporate                                                    (19)              (23)             17%
                     ---------------------------------------------------------------------------------------------------------
                          NET INCOME                                              $273              $223             22%

------------------------------------------------------------------------------------------------------------------------------
REVENUES             Worldwide Life                                             $1,516           $ 1,424              6%

                     Worldwide Property & Casualty                               2,377             2,012             18%

                     Corporate                                                       6                 -              -
                     ---------------------------------------------------------------------------------------------------------
                          TOTAL REVENUES                                        $3,899            $3,436             13%
------------------------------------------------------------------------------------------------------------------------------
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                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                             --------------------------------------------
                                                                                 2000            1999           CHANGE
                                                                             -------------   -------------    -----------
CORE EARNINGS          Worldwide Life                                           $      632      $      467            35%

                       Worldwide Property & Casualty [1]                               429             456           (6%)

                       Corporate                                                      (99)            (86)          (15%)
                       ---------------------------------------------------------------------------------------------------
                            CORE EARNINGS                                              962             837            15%


                       Net realized capital gains, after-tax                            12              25          (52%)
                       ---------------------------------------------------------------------------------------------------
                            NET INCOME                                          $      974      $      862            13%

--------------------------------------------------------------------------------------------------------------------------
NET INCOME             Worldwide Life                                           $      575      $      467            23%

                       Worldwide Property & Casualty [1]                               494             481             3%


                       Corporate                                                      (95)            (86)          (10%)
                       ---------------------------------------------------------------------------------------------------
                            NET INCOME                                          $      974      $      862            13%

--------------------------------------------------------------------------------------------------------------------------
REVENUES               Worldwide Life                                           $    5,990      $    5,536             8%

                       Worldwide Property & Casualty                                 8,704           7,992             9%

                       Corporate                                                         9               -             -
                       ---------------------------------------------------------------------------------------------------
                            TOTAL REVENUES                                      $   14,703      $   13,528             9%
--------------------------------------------------------------------------------------------------------------------------


[1] Includes after-tax catastrophes of $9 and $21 for the fourth quarter of 2000 and 1999, respectively, and $89 and $131 for the year ended December 31, 2000 and 1999, respectively.

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                    SUPPLEMENTAL FINANCIAL DATA - (UNAUDITED)
          (In millions, except for per share data and combined ratios)

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
CONSOLIDATED                                                                           YEARS ENDED DECEMBER 31,
                                                                 -----------------------------------------------------------------
                                                                   2000          1999          1998          1997          1996
                                                                 ---------     ---------     ---------     ---------     ---------
    CORE EARNINGS (1)
Worldwide Life
    Investment Products                                          $     424     $     330     $     266     $     202     $      95
    Individual Life                                                     79            71            65            56            44
    Group Benefits                                                      90            79            71            58            45
    COLI                                                                34            30            24            27            26
    Other (2)                                                            5           (43)          (40)          (37)          (10)
                                                                 ---------     ---------     ---------     ---------     ---------
Total Worldwide Life (2)                                               632           467           386           306           200
Total North American Property and Casualty                             412           434           457           433           270
                                                                 ---------     ---------     ---------     ---------     ---------
Total Core Earnings X-Corporate, International and Other             1,044           901           843           739           470
Total Corporate (3)                                                    (99)          (86)          (72)          (37)         --
Total International and Other                                           17            22            45            47            67
                                                                 ---------     ---------     ---------     ---------     ---------
    Total Core Earnings (2)                                      $     962     $     837     $     816     $     749     $     537
    Total Net Income (Loss) (2) (4)                              $     974     $     862     $   1,015     $   1,332     $     (99)

    Diluted Core Earnings Per Share (2)                          $    4.29     $    3.68     $    3.45     $    3.14     $    2.29
    Diluted Net Income (Loss) Per Share (2) (4)                  $    4.34     $    3.79     $    4.30     $    5.58     $    (.42)
    Total Assets Under Management (5)                              182,964       173,425       153,138       132,715       108,911
                                                                 ---------     ---------     ---------     ---------     ---------
    REVENUES
        Worldwide Life X-COLI                                    $   5,223     $   4,705     $   4,221     $   3,719     $   3,020
        Worldwide P&C X-International                                8,234         7,483         7,587         7,030         6,603
        Corporate                                                        9          --            --            --            --
                                                                 ---------     ---------     ---------     ---------     ---------
        Revenues, excluding International and COLI (6)              13,466        12,188        11,808        10,749         9,623
        International                                                  470           509         1,647         1,732         1,594
        COLI                                                           767           831         1,567           980         1,360
                                                                 ---------     ---------     ---------     ---------     ---------
    Total Revenues                                               $  14,703     $  13,528     $  15,022     $  13,461     $  12,577
    Return on Equity based on Core Earnings (7)                       15.2%         14.8%         15.0%         15.9%         12.5%
                                                                 =========     =========     =========     =========     =========

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                    SUPPLEMENTAL FINANCIAL DATA - (UNAUDITED)
          (In millions, except for per share data and combined ratios)

WORLDWIDE LIFE                                                                YEARS ENDED DECEMBER 31,
                                                  ---------------------------------------------------------------------------
                                                   2000             1999             1998             1997             1996
                                                  -------          -------          -------          -------          -------
Individual Life
    Sales
      Variable Life                               $   178          $   139          $   127          $    98          $    75
      Other                                            22               27               36               42               55
                                                  -------          -------          -------          -------          -------
      Total Sales                                     200              166              163              140              130
    Account Values                                  5,849            5,419            4,512            3,791            3,236

Group Benefits
    Ongoing Sales (8)
      Disability                                      239              236              194              168              158
      Life                                            131              127              148              122               75
      Other                                           141              127              101               82               61
                                                  -------          -------          -------          -------          -------
      Total Ongoing Sales                             511              490              443              372              294
    Fully Insured Premiums (9)
      Disability                                      746              658              595              540              433
      Life                                            632              606              557              488              409
      Other                                           552              484              424              367              346
                                                  -------          -------          -------          -------          -------
      Total Fully Insured Premiums                  1,930            1,748            1,576            1,395            1,188

Investment Products - Individual Annuity
    Sales                                          10,739           10,895            9,955           10,198            9,841


Investment Products - Other
    Sales
      Mutual Funds                                  5,150            3,331            1,591              869               21
      Institutional Liabilities                     1,793            1,325              938              806              623
      Governmental                                  1,427              193              158              151              107
      Corporate                                       539              462              217              141               73
                                                  -------          -------          -------          -------          -------
      Total Sales                                   8,909            5,311            2,904            1,967              824



Total Investment Products
    Sales                                          19,648           16,206           12,859           12,165           10,665
                                                  =======          =======          =======          =======          =======

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                    SUPPLEMENTAL FINANCIAL DATA - (UNAUDITED)
          (In millions, except for per share data and combined ratios)

NORTH AMERICAN PROPERTY & CASUALTY                                      YEARS ENDED DECEMBER 31,
                                        --------------------------------------------------------------------------------
                                          2000              1999              1998              1997              1996
                                        --------          --------          --------          --------          --------
Written Premiums                        $  6,958          $  6,354          $  6,119          $  5,771          $  5,688
Total Combined Ratio (10)                  102.4             103.3             102.9             102.3             105.2
                                        ========          ========          ========          ========          ========

(1) We define "core earnings" as after-tax operational results excluding, as applicable, net realized capital gains or losses, the cumulative effect of accounting changes, and certain other items. Core earnings should only be analyzed in conjunction with and not in lieu of net income and may not be comparable to other performance measures used by our competitors.

(2) 2000 includes a favorable tax benefit of $32 or $.12 per share (per share net of minority interest).

(3) Corporate represents amounts related to the acquisition of the minority interest in Hartford Life, Inc. (HLI), the minority interest for pre-acquisition periods and The Hartford Bank.

(4) 1997 includes an equity gain of $368, or $1.54/diluted earnings per share, resulting from the initial public offering of HLI. 1996 includes other charges of $693, after-tax, or $2.96/diluted earnings per share, consisting primarily of environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business.

(5)  Includes Mutual Fund assets managed by the company.

(6)  Excludes London and Edinburgh, Hartford Seguros, Zwolsche and COLI

(7)  Excludes unrealized gain (loss)

(8)  Excluding buyouts

(9)  Excludes premium equivalents and buyouts

(10) 1996 excludes the impact of a $660, before tax, environmental and asbestos charge. Including the impact of this charge, the combined ratio for 1996 was 116.9.